Sterling Bancorp
400 Rella Boulevard
Montebello, NY 10901-4243

News Release	T 845.369.8040
F 845.369.8255

http://www.sterlingbancorp.com

FOR IMMEDIATE RELEASE
January 27, 2016

STERLING BANCORP CONTACT:
Luis Massiani, SEVP & Chief Financial Officer
845.369.8040
Sterling Bancorp Announces Results for the Three Months and Full Year Ended December 31, 2015.
Strong operating momentum in the fourth quarter continues highlighted by core diluted earnings per share1 of $0.26 and GAAP diluted earnings per share of $0.25, and annualized commercial loan2 growth of 20.4%.

Key Highlights for the Full Year ended December 31, 2015

▪	Core net income[1] was $105.4 million, which represented 58.1% growth over 2014.

▪	Core diluted earnings per share[1] were $0.96, which represented growth of 21.5% over the prior year.

▪	Core operating efficiency ratio[1] was 50.8%.

▪	Core return on average tangible assets[1] was 1.17% and core return on average tangible equity[1] was 13.86%.
Key Highlights for the Three Months ended December 31, 2015

▪	Total revenue[3] reached $111.6 million.

▪	Core net income[1] was $33.5 million, which represented growth of 4.7% over the linked quarter and 70.9% over the fourth quarter of 2014.

▪	Core diluted earnings per share[1] were $0.26; which represented growth of 13.0% over the fourth quarter of 2014.

▪	Tax equivalent net interest margin was 3.68%, compared to 3.76% in the linked quarter and 3.70% in the fourth quarter of 2014.

▪	Total non-interest income excluding securities gains was $16.2 million, which represented 14.5% of total revenue[3].

▪	Core total revenue[1] grew 2.0% while core non-interest expense decreased by 0.9% over the linked quarter.

▪	Core operating efficiency ratio[1] was 47.6%.

▪	Annualized commercial loan growth of 20.4% (end of period balances) and 21.8% (average balances) over the linked quarter.

▪	Loans to deposits ratio of 91.6%; total deposits were $8.6 billion with over 91.2% core deposits[4] and a weighted average cost of deposits of 0.26%.

▪	Core return on average tangible assets[1] was 1.22%, compared to 1.21% in the linked quarter and 1.13% in the fourth quarter of 2014.

▪	Core return on average tangible equity[1] was 14.60%, compared to 14.33% in the linked quarter and 14.42% in the fourth quarter of 2014.

▪	Completed four new team hires in commercial relationship banking and expanded asset-based lending capabilities.

1. Core measures are defined in the non-GAAP tables beginning on page 11.
2. Commercial loans include commercial real estate, commercial and industrial and acquisition, development and construction loans.
3. Total revenue is equal to net interest income plus non-interest income excluding securities gains and losses.
4. Core deposits include retail, commercial and municipal transaction, money market and savings accounts and exclude certificates of deposit and brokered deposits except for reciprocal CDARs.

MONTEBELLO, N.Y. – January 27, 2016 – Sterling Bancorp (NYSE: STL), the parent company of Sterling National Bank, (the “Company”) today announced results for the three months ended December 31, 2015. Net income for the quarter was $32.8 million, or $0.25 per diluted share, compared to net income of $24.2 million, or $0.19 per diluted share, for the linked quarter ended September 30, 2015 and net income of $17.0 million, or $0.20 per diluted share, for the fourth quarter of 2014.

Net income for the year ended December 31, 2015 was $66.1 million, or $0.60 per diluted share, compared to net income of $58.7 million, or $0.70 per diluted share for the prior calendar year. Results for the year ended December 31, 2015 included pre-tax merger-related expenses and other restructuring charges of $42.7 million that were incurred in connection with the Company’s merger (the “HVB Merger”) with Hudson Valley Holding Corp. (“Hudson Valley”). Results for 2015 also included a pre-tax charge of $13.4 million related to the termination of the Company’s defined benefit pension plans, which was incurred in the third quarter.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “This was another year of strong operating performance, highlighted by significant organic growth in loans and deposits and our acquisition of Hudson Valley in June 2015. Since December 31, 2014, our total loans have grown by $3.0 billion to $7.9 billion, and total commercial loans have grown by $2.8 billion to $6.8 billion. This represents growth of 63.2% and 67.6%, respectively. As of December 31, 2015, our total assets reached $12.0 billion compared to $7.4 billion a year ago. Excluding the balances acquired in the HVB Merger, total loans for the year grew $1.3 billion, or 26.0%; and total deposits grew $206.9 million, or 4.0%. We are well-positioned for future growth and continue to focus on our objective of creating a high performing regional bank.

“Core net income for the quarter was $33.5 million and core diluted earnings per share were $0.26 compared to $19.6 million and $0.23, respectively, for the same quarter a year ago. Our core return on average tangible assets was 1.22% and core return on average tangible equity was 14.60%. This compares to 1.13% and 14.42%, respectively, for the same quarter a year ago.

“For the year ended December 31, 2015, our core net income was $105.4 million and our core earnings per diluted share were $0.96. This represented an increase of 58.1% and 21.5%, respectively, over the same period a year ago. For the year, our core return on average tangible assets was 1.17% and core return on average tangible equity was 13.86%. Both metrics are on-track to achieve our long-term profitability goals.

“On a linked quarter basis, our core total revenue grew 2.0% while core non-interest expense decreased by 0.9%. We are focused on creating positive operating leverage, which continued in the fourth quarter with revenue growth that significantly outpaced the level of expense growth. For the quarter, our core operating efficiency ratio was 47.6%, which compares to 49.0% in the linked quarter and 54.0% in the same quarter last year. For the year, our core operating efficiency ratio was 50.8%, which represented an improvement of 610 basis points relative to the twelve months ended December 31, 2014.

“We continue to experience strong loan growth across multiple asset classes. As of December 31, 2015, total loans were $7.9 billion, which represented annualized growth of 17.6% over the prior quarter end and growth of $623.8 million, or 17.1% annualized, since the completion of the merger with Hudson Valley. During the quarter, our commercial loan balances grew $334.0 million, which represented annualized growth of 20.4% over the prior quarter end. Through the addition of four new teams, we are continuing to build our banking relationships which will support our future growth.

“As of December 31, 2015, our total deposits were $8.6 billion. Our core deposits were $7.8 billion, which represented 91.2% of our total deposit balances. Our total cost of deposits was 0.26% for the three months ended December 31, 2015. For the quarter, the average balances of our demand, savings and money market deposits grew by $122.8 million, an annualized growth rate of 6.0% over the linked quarter.

“We continue to focus on diversifying and improving our revenue mix. Non-interest income excluding securities losses was $16.2 million for the quarter, which represented 14.5% of total revenue. We will continue growing our diversified commercial lending businesses, which are strong fee income generators, and we will continue to actively evaluate opportunistic acquisitions, as we have previously disclosed.

“Net charge-offs against the allowance for loan losses for the three months ended December 31, 2015 were $3.0 million, or 0.15% on an annualized basis, compared to $1.7 million, or 0.09% on an annualized basis, in the three months ended September 30, 2015. The allowance for loan losses to total loans was 0.64%. As a result of purchase accounting, a substantial portion of the loans acquired in prior merger transactions do not have an allocation in the allowance for loan losses as the performance of these loans remains satisfactory. The ratio of allowance for loan losses to non-performing loans continues to strengthen and increased from 70.4% at September 30, 2015 to 75.5% at December 31, 2015.

“Our capital position remains strong. At December 31, 2015, our tangible equity to tangible assets ratio was 8.18% and our Tier 1 leverage ratio was 8.94%. At Sterling National Bank, our Tier 1 leverage ratio was 9.65%. We have ample capital and liquidity to support our organic growth and execute our strategy.

“Lastly, I am pleased to announce our Board of Directors has declared a dividend on our common stock of $0.07 per share payable on February 22, 2016 to our holders as of the record date of February 5, 2016.”

Reconciliation of Core to GAAP Results
Net income of $32.8 million, or $0.25 per diluted share, for the fourth quarter of 2015, included a net loss on sale of securities of $121 thousand and amortization of non-compete agreements and acquired customer list intangibles of $961 thousand. Excluding the impact of these items, core net income was $33.5 million, or $0.26 per diluted share.

See the reconciliation of the Company’s non-GAAP financial measures included in this press release beginning on page 11. Non-GAAP financial measures include references to the terms “core” or “excluding”.

Net Interest Income and Margin
Fourth quarter 2015 compared with fourth quarter 2014
Net interest income was $95.4 million, up $35.2 million compared to the fourth quarter of 2014. This was mainly the result of higher average loans and investment securities balances due to the HVB Merger and organic growth. For the fourth quarter of 2015 compared to the fourth quarter of 2014 the tax-equivalent yield on investment securities decreased 7 basis points to 2.66% and the yield on loans decreased 9 basis points to 4.65%. Yield on loans in the fourth quarter of 2015 included $7.1 million in accretion of the fair value discount associated with prior acquisitions. The cost of total deposits was 26 basis points and the cost of borrowings was 2.04% compared to 21 basis points and 2.21%, respectively for the prior year. The tax-equivalent yield on interest earning assets declined 6 basis points from the fourth quarter of 2014 to 4.09% for the fourth quarter of 2015. The net interest margin on a tax-equivalent basis was 3.68% compared to 3.70% for the same period a year ago.

Fourth quarter 2015 compared with linked quarter ended September 30, 2015
Net interest income increased $2.1 million compared to the linked quarter ended September 30, 2015. The increase in net interest income was mainly due to a $327.1 million increase in the average balance of loans outstanding compared to the linked quarter. Partially offsetting this increase was a decline in the yield on loans, which was 4.65% for the quarter compared to 4.75% for the linked quarter. The decline in the yield on loans was mainly the result of lower collections in the fourth quarter on loans formerly charged-off by Hudson Valley and lower loan prepayment penalties. The tax-equivalent yield on interest earning assets was 4.09% compared to 4.15% in the linked quarter. Tax-equivalent net interest margin was 3.68% compared to 3.76% in the linked quarter.

Non-interest Income
Fourth quarter 2015 compared with fourth quarter 2014
Excluding net (loss) gains on sale of securities, non-interest income increased $2.2 million to $16.2 million in the fourth quarter of 2015 compared to the same quarter last year. The increase was mainly due to increases in factoring commissions and other fees, bank owned life insurance, investment management fees and other non-interest income. The Company realized a net loss on sale of securities of $121 thousand in the fourth quarter of 2015 compared to a net loss on sale of securities of $43 thousand in the same quarter last year.

Fourth quarter 2015 compared with linked quarter ended September 30, 2015
Excluding net (loss) gains on sale of securities, non-interest income increased $126 thousand to $16.2 million during the fourth quarter of 2015. The increase was mainly due to an increase in other income of $369 thousand and an increase in bank owned life insurance of $499 thousand. These gains were partially offset by a decrease in factoring commissions and other fees of $372 thousand. The Company realized a net gain on sale of securities of $2.7 million in the linked quarter ended September 30, 2015.

Non-interest Expense
Fourth quarter 2015 compared with fourth quarter 2014
Non-interest expense increased $11.6 million relative to the fourth quarter of 2014 to $57.4 million. The increase was due to increases in compensation and benefits expense of $7.5 million, occupancy and office operations expense of $2.1 million and amortization of intangible assets of $1.6 million which were mainly due to the HVB Merger.

Fourth quarter 2015 compared with linked quarter ended September 30, 2015
Non-interest expense decreased $13.9 million compared to the linked quarter, mainly due to a decrease attributed to the pension plan termination charge of $13.4 million, which was incurred in the third quarter of 2015. Also contributing to the decline in non-interest expense was a $1.0 million decrease in other non-interest expense and a decline in occupancy and office operations of $270 thousand. These declines were partially offset by an increase in compensation and benefits expense of $630 thousand, as we have continued to add personnel in our commercial relationship banking, asset-based lending and community development banking businesses to support future growth.

Taxes
In the fourth quarter of 2015, the Company recorded income taxes at a rate of 32.5%, compared to an effective tax rate of 32.5% in the linked quarter and 33.2% for the same quarter last year. We estimate our effective tax rate for 2016 will be 34.0%.

Key Balance Sheet Highlights at December 31, 2015

▪	Total assets were $12.0 billion.

▪	Total loans, including loans held for sale, were $7.9 billion.

▪
Commercial and industrial loans (which includes traditional C&I, asset-based lending, payroll finance, factoring and warehouse lending) represented 39.8%, commercial real estate loans represented 44.9%, consumer and residential mortgage loans represented 12.9%, and acquisition, development and construction loans represented 2.4% of the total loan portfolio.

▪
Commercial loan growth, which includes commercial and industrial loans described above, commercial real estate and acquisition development and construction loans was $334.0 million for the quarter ended December 31, 2015, and represented annualized growth of 20.4% over the prior quarter.

▪
The allowance for loan losses was $50.1 million and represented 0.64% of total loans. Loans acquired in prior merger transactions were recorded at fair value at the acquisition date; a substantial portion of these loans continue to carry no allowance for loan losses.

▪	Securities, excluding FHLB and FRB stock, were $2.6 billion and represented 22.1% of total assets.

▪	Core deposits were $7.8 billion and represented 91.2% of total deposits.

▪	Total deposits were $8.6 billion compared to $8.8 billion at September 30, 2015. Average deposits were $8.8 billion for the fourth quarter compared to $8.7 billion for the prior quarter.

▪	Borrowings were $1.5 billion compared to $948.0 million at September 30, 2015. Average borrowings were $988.6 million for the fourth quarter compared to $772.8 million for the third quarter.

▪	Tangible book value per share was $7.05.

Credit Quality
Non-performing loans, which includes non-accrual loans and loans over 90 days past due still accruing interest, decreased $1.3 million to $66.4 million, or 0.84% of total loans at December 31, 2015 compared to $67.7 million, or 0.90% of total loans at September 30, 2015. Net charge-offs for the fourth quarter of 2015 that were charged to the allowance for loan losses were $3.0 million, compared to $1.7 million in the linked quarter. The allowance for loan losses at December 31, 2015 was $50.1 million, which represented 75.5% of non-performing loans and 0.64% of our total loan portfolio compared to $47.6 million, 70.4% and 0.63%, respectively, as of September 30, 2015. The increase in the balance of the allowance for loan losses was mainly related to the higher balance of loans outstanding at December 31, 2015.

Capital
The Company’s stockholders’ equity was $1.7 billion at December 31, 2015, an increase of $12.9 million relative to September 30, 2015. The increase in stockholders’ equity was mainly the result of net income of $32.8 million and stock option exercises and stock-based compensation which totaled $448 thousand. These increases were partially offset by dividends declared of $9.1 million and a decline in other comprehensive income of $11.3 million, which was mainly due to a change in the fair value of our available for sale securities portfolio.

Tangible book value per share increased to $7.05 at December 31, 2015 from $6.94 at September 30, 2015. Total goodwill and other intangible assets were $748.1 million at December 31, 2015, a decrease of $3.5 million compared to September 30, 2015. For the quarter ended December 31, 2015, basic and diluted weighted average common shares outstanding increased to 129.8 million and 130.4 million, respectively, compared to 129.7 million basic shares and 130.2 million diluted shares, respectively, for the quarter ended September 30, 2015. Total shares outstanding at December 31, 2015 were approximately 130.0 million.

Consolidated tangible equity to tangible assets was 8.18% at December 31, 2015 and the Company’s Tier 1 leverage ratio was 8.94%. Sterling National Bank remained well capitalized at December 31, 2015 with a Tier 1 leverage ratio of 9.65%.

Sterling Bancorp will host a teleconference and webcast on Thursday, January 28, 2016 at 10:30 AM eastern time to discuss the Company’s results. Interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com. Analysts are invited to listen by dialing (855) 877-0343, Conference ID #19370348. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, with its principal subsidiary Sterling National Bank, specializes in the delivery of service and solutions to business owners, their families and consumers within the communities we serve through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: delays in integrating Hudson Valley Holding Corp. business or fully realizing cost savings and other benefits; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Annual Report on Form 10-K to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries                                        CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION                        (unaudited, in thousands, except share and per share data)

	12/31/2014	9/30/2015	12/31/2015
Assets:
Cash and cash equivalents	$121,520	$318,139	$229,513
Investment securities	1,713,183	2,527,992	2,643,823
Loans held for sale	46,599	66,506	34,110
Loans:
Residential mortgage	529,766	721,606	713,036
Commercial real estate	1,842,821	3,320,693	3,529,381
Commercial and industrial	2,145,644	3,015,043	3,131,028
Acquisition, development and construction	96,995	177,062	186,398
Consumer	200,415	291,228	299,517
Total loans, gross	4,815,641	7,525,632	7,859,360
Allowance for loan losses	(42,374)	(47,611)	(50,145)
Total loans, net	4,773,267	7,478,021	7,809,215
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank Stock, at cost	75,437	89,626	116,758
Accrued interest receivable	19,301	31,092	31,531
Premises and equipment, net	46,156	63,508	63,362
Goodwill	388,926	670,699	670,699
Other intangibles	43,332	80,830	77,367
Bank owned life insurance	150,522	195,741	196,288
Other real estate owned	5,867	11,831	14,614
Other assets	40,712	63,408	68,672
Total assets	$7,424,822	$11,597,393	$11,955,952
Liabilities:
Deposits	$5,212,325	$8,805,411	$8,580,007
FHLB borrowings	1,003,209	806,970	1,409,885
Other borrowings	9,846	42,286	16,566
Senior notes	98,498	98,792	98,893
Mortgage escrow funds	4,167	13,865	13,778
Other liabilities	121,577	177,865	171,750
Total liabilities	6,449,622	9,945,189	10,290,879
Stockholders’ equity	975,200	1,652,204	1,665,073
Total liabilities and stockholders’ equity	$7,424,822	$11,597,393	$11,955,952

Shares of common stock outstanding at period end	83,927,572	129,769,569	130,006,926
Book value per share	$11.62	$12.73	$12.81
Tangible book value per share	6.47	6.94	7.05

Sterling Bancorp and Subsidiaries                                        CONSOLIDATED CONDENSED INCOME STATEMENTS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Year Ended
	12/31/2014	9/30/2015	12/31/2015	12/31/2014	12/31/2015
Interest and dividend income:
Loans and loan fees	$56,869	$87,774	$89,707	$216,563	$292,496
Securities taxable	7,413	11,114	12,201	30,577	39,369
Securities non-taxable	2,865	3,169	3,139	11,157	12,076
Other earning assets	940	1,241	1,177	3,985	4,200
Total interest income	68,087	103,298	106,224	262,282	348,141
Interest expense:
Deposits	2,818	5,299	5,728	9,948	17,478
Borrowings	5,032	4,645	5,075	19,985	19,447
Total interest expense	7,850	9,944	10,803	29,933	36,925
Net interest income	60,237	93,354	95,421	232,349	311,216
Provision for loan losses	3,000	5,000	5,500	19,100	15,700
Net interest income after provision for loan losses	57,237	88,354	89,921	213,249	295,516
Non-interest income:
Accounts receivable / factoring commissions and other fees	4,134	4,761	4,389	15,054	17,088
Mortgage banking income	2,858	2,956	2,762	9,328	11,405
Deposit fees and service charges	4,221	4,450	4,241	15,874	15,871
Net (loss) gain on sale of securities	(43)	2,726	(121)	1,243	4,837
Bank owned life insurance	1,024	1,293	1,792	3,364	5,235
Investment management fees	403	844	877	2,072	2,397
Other	1,360	1,772	2,141	5,244	5,918
Total non-interest income	13,957	18,802	16,081	52,179	62,751
Non-interest expense:
Compensation and benefits	22,410	29,238	29,868	93,166	104,939
Stock-based compensation plans	1,146	1,064	1,281	3,858	4,581
Occupancy and office operations	7,245	9,576	9,306	28,638	32,915
Amortization of intangible assets	1,873	3,431	3,431	9,406	10,043
FDIC insurance and regulatory assessments	1,568	2,281	2,287	6,550	7,380
Other real estate owned, net (income) expense	(81)	183	87	(686)	274
Merger-related expenses	502	—	—	890	17,079
Defined benefit plan termination charge	—	13,384	—	1,352	13,384
Other	11,151	12,158	11,159	38,094	69,723
Total non-interest expense	45,814	71,315	57,419	181,268	260,318
Income before income tax expense	25,380	35,841	48,583	84,160	97,949
Income tax expense	8,376	11,648	15,792	25,476	31,835
Net income	$17,004	$24,193	$32,791	$58,684	$66,114
Weighted average common shares:
Basic	83,831,380	129,733,911	129,812,551	83,630,896	109,907,645
Diluted	84,194,916	130,192,937	130,354,779	83,921,090	110,329,353
Earnings per common share:
Basic earnings per share	$0.20	$0.19	$0.25	$0.70	$0.60
Diluted earnings per share	0.20	0.19	0.25	0.70	0.60
Dividends declared per share	0.07	0.07	0.07	0.28	0.28

Sterling Bancorp and Subsidiaries                                        SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	12/31/2014	3/31/2015	6/30/2015	9/30/2015	12/31/2015
Total assets	$7,424,822	$7,727,515	$11,566,382	$11,597,393	$11,955,952
Securities available for sale	1,140,846	1,214,404	2,081,414	1,854,862	1,921,032
Securities held to maturity	572,337	585,633	585,196	673,130	722,791
Loans, gross [1]	4,815,641	4,938,906	7,235,587	7,525,632	7,859,360
Goodwill	388,926	400,941	669,590	670,699	670,699
Other intangibles	43,332	51,757	84,309	80,830	77,367
Deposits	5,212,325	5,555,946	8,836,161	8,805,411	8,580,007
Municipal deposits (included above)	883,350	1,013,835	1,212,624	1,352,846	1,140,206
Borrowings	1,111,553	980,978	914,921	948,048	1,525,344
Stockholders’ equity	975,200	1,080,543	1,623,110	1,652,204	1,665,073
Tangible equity	542,942	627,845	869,211	900,675	917,007
Quarterly Average Balances
Total assets	7,340,332	7,438,314	8,049,220	11,242,870	11,622,621
Loans, gross:
Residential mortgage	566,705	531,421	539,569	780,373	777,561
Commercial real estate	1,850,168	1,908,582	2,040,094	3,253,183	3,444,774
Commercial and industrial	2,038,784	2,068,394	2,326,902	2,831,253	2,973,524
Acquisition, development and construction	95,727	97,865	97,197	173,898	181,550
Consumer	204,631	200,504	202,044	292,852	281,242
Loans, total [1]	4,756,015	4,806,766	5,205,806	7,331,559	7,658,651
Securities (taxable)	1,355,104	1,379,861	1,527,872	1,967,600	2,111,953
Securities (non-taxable)	366,017	386,326	380,544	446,875	429,633
Total earning assets	6,629,115	6,736,422	7,309,667	10,038,831	10,460,168
Deposits:
Non-interest bearing demand	1,626,341	1,503,692	1,548,844	3,234,450	3,017,727
Interest bearing demand	756,217	775,714	823,471	1,418,803	1,485,690
Savings (including mortgage escrow funds)	685,142	766,448	802,956	950,709	962,766
Money market	1,817,091	1,851,839	1,922,805	2,548,181	2,808,734
Certificates of deposit	457,996	452,594	536,394	539,765	550,640
Total deposits and mortgage escrow	5,342,787	5,350,287	5,634,470	8,691,908	8,825,557
Borrowings	902,299	955,677	1,234,958	772,777	988,550
Equity	973,089	1,031,809	1,100,897	1,639,458	1,661,282
Tangible equity	539,693	592,839	645,577	886,757	910,948
Condensed Tax Equivalent Income Statement
Interest and dividend income	$68,087	$66,672	$71,947	$103,298	$106,224
Tax equivalent adjustment*	1,546	1,544	1,562	1,707	1,692
Interest expense	7,850	7,805	8,373	9,944	10,803
Net interest income (tax equivalent)	61,783	60,411	65,136	95,061	97,113
Provision for loan losses	3,000	2,100	3,100	5,000	5,500
Net interest income after provision for loan losses	58,783	58,311	62,036	90,061	91,613
Non-interest income	13,957	14,010	13,857	18,802	16,081
Non-interest expense	45,814	45,921	85,659	71,315	57,419
Income (loss) before income tax expense	26,926	26,400	(9,766)	37,548	50,275
Income tax expense (benefit) (tax equivalent)*	9,922	9,622	(2,120)	13,355	17,484
Net income (loss)	$17,004	$16,778	$(7,646)	$24,193	$32,791

[1] Includes loans held for sale, excludes allowance for loan losses.
*Tax exempt income assumed at a statutory 35% federal tax rate.

Sterling Bancorp and Subsidiaries                                        SELECTED FINANCIAL RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Share Data	12/31/2014	3/31/2015	6/30/2015	9/30/2015	12/31/2015
Basic earnings (loss) per share	$0.20	$0.19	$(0.08)	$0.19	$0.25
Diluted earnings (loss) per share	0.20	0.19	(0.08)	0.19	0.25
Dividends declared per share	0.07	0.07	0.07	0.07	0.07
Tangible book value per share	6.47	6.89	6.70	6.94	7.05
Shares of common stock outstanding	83,927,572	91,121,531	129,709,834	129,769,569	130,006,926
Basic weighted average common shares outstanding	83,831,380	87,839,029	91,565,972	129,733,911	129,812,551
Diluted weighted average common shares outstanding	84,194,916	88,252,768	91,950,776	130,192,937	130,354,779
Performance Ratios (annualized)
Return on average assets	0.92%	0.91%	(0.38)%	0.85%	1.12%
Return on average equity	6.93%	6.59%	(2.79)%	5.85%	7.83%
Return on average tangible equity [1]	12.50%	11.48%	(4.75)%	10.82%	14.28%
Core operating efficiency [1]	54.0%	56.4%	52.6%	49.0%	47.6%
Analysis of Net Interest Income
Yield on loans	4.74%	4.66%	4.60%	4.75%	4.65%
Yield on investment securities - tax equivalent[2]	2.73%	2.79%	2.71%	2.63%	2.66%
Yield on earning assets - tax equivalent[2]	4.17%	4.11%	4.03%	4.15%	4.09%
Cost of deposits	0.21%	0.23%	0.24%	0.24%	0.26%
Cost of borrowings	2.21%	2.00%	1.63%	2.38%	2.04%
Cost of interest bearing liabilities	0.67%	0.66%	0.63%	0.63%	0.63%
Net interest rate spread - tax equivalent basis[2]	3.50%	3.45%	3.40%	3.52%	3.46%
Net interest margin - tax equivalent basis[2]	3.70%	3.64%	3.57%	3.76%	3.68%
Capital
Tier 1 leverage ratio - Company	8.21%	9.46%	12.86%	9.13%	8.94%
Tier 1 leverage ratio - Bank only	9.38%	10.53%	13.81%	9.80%	9.65%
Tier 1 risk-based capital - Bank only	$651,204	$739,580	$1,015,470	$1,032,930	$1,053,527
Total risk-based capital - Bank only	693,973	782,859	1,060,333	1,081,086	1,104,221
Tangible equity as a % of tangible assets - consolidated [1]	7.76%	8.63%	8.04%	8.30%	8.18%
Asset Quality
Non-performing loans (NPLs) non-accrual	$45,859	$45,476	$68,419	$67,390	$65,737
Non-performing loans (NPLs) still accruing	783	972	611	282	674
Other real estate owned	5,867	8,231	9,575	11,831	14,614
Non-performing assets (NPAs)	52,509	54,679	78,605	79,503	81,025
Net charge-offs	1,238	1,590	1,667	1,706	2,967
Net charge-offs as a % of average loans (annualized)	0.10%	0.13%	0.13%	0.09%	0.15%
NPLs as a % of total loans	0.97%	0.94%	0.95%	0.90%	0.84%
NPAs as a % of total assets	0.71%	0.71%	0.68%	0.69%	0.68%
Allowance for loan losses as a % of NPLs	90.8%	92.3%	64.2%	70.4%	75.5%
Allowance for loan losses as a % of total loans	0.88%	0.87%	0.61%	0.63%	0.64%
Special mention loans	$31,318	$26,057	$65,421	$91,076	$68,003
Substandard / doubtful loans	74,901	74,252	125,994	120,836	130,378
[1] See reconciliation of non-GAAP measures beginning on page 11.
[2] Tax equivalent adjustment represents interest income earned on municipal securities divided by the applicable Federal tax rate of 35% for all periods presented.

Sterling Bancorp and Subsidiaries
YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	September 30, 2015			December 31, 2015
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Commercial loans	$6,258,334	$77,150	4.89%	$6,599,848	$79,009	4.75%
Consumer loans	292,852	3,294	4.46%	281,242	3,158	4.45%
Residential mortgage loans	780,373	7,330	3.76%	777,561	7,540	3.88%
Total net loans (1)	7,331,559	87,774	4.75%	7,658,651	89,707	4.65%
Securities taxable	1,967,600	11,114	2.24%	2,111,953	12,201	2.29%
Securities non-taxable	446,875	4,876	4.33%	429,633	4,831	4.46%
Interest earning deposits	211,723	131	0.25%	168,199	77	0.18%
FRB and FHLB stock	81,074	1,110	5.43%	91,732	1,100	4.76%
Total securities and other earning assets	2,707,272	17,231	2.53%	2,801,517	18,209	2.58%
Total interest earning assets	10,038,831	105,005	4.15%	10,460,168	107,916	4.09%
Non-interest earning assets	1,204,039			1,162,453
Total assets	$11,242,870			$11,622,621
Interest bearing liabilities:
Demand deposits	$1,418,803	$923	0.26%	$1,485,690	$890	0.24%
Savings deposits (2)	950,709	564	0.24%	962,766	617	0.25%
Money market deposits	2,548,181	2,961	0.46%	2,808,734	3,283	0.46%
Certificates of deposit	539,765	851	0.63%	550,640	938	0.68%
Total interest bearing deposits	5,457,458	5,299	0.39%	5,807,830	5,728	0.39%
Senior notes	98,727	1,474	5.97%	98,827	1,476	5.97%
Other borrowings	674,050	3,171	1.87%	889,723	3,599	1.60%
Total borrowings	772,777	4,645	2.38%	988,550	5,075	2.04%
Total interest bearing liabilities	6,230,235	9,944	0.63%	6,796,380	10,803	0.63%
Non-interest bearing deposits	3,234,450			3,017,727
Other non-interest bearing liabilities	138,727			147,232
Total liabilities	9,603,412			9,961,339
Stockholders’ equity	1,639,458			1,661,282
Total liabilities and stockholders’ equity	$11,242,870			$11,622,621
Net interest rate spread (3)			3.52%			3.46%
Net interest earning assets (4)	$3,808,596			$3,663,788
Net interest margin		95,061	3.76%		97,113	3.68%
Less tax equivalent adjustment		(1,707)			(1,692)
Net interest income		$93,354			$95,421
Ratio of interest earning assets to interest bearing liabilities	161.1%			153.9%
(1) Average balances include the effect of net deferred loan origination fees and costs, allowance for loan losses and non-accrual loans. Interest includes prepayment fees and late charges.
(2) Includes interest bearing mortgage escrow balances.
(3) Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
(4) Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
	12/31/2014	3/31/2015	6/30/2015	9/30/2015	12/31/2015
The Company provides supplemental reporting of non-GAAP measures as management believes this information is useful to investors.
The following table shows the reconciliation of stockholders’ equity to tangible equity and the tangible equity ratio:
Total assets	$7,424,822	$7,727,515	$11,566,382	$11,597,393	$11,955,952
Goodwill and other intangibles	(432,258)	(452,698)	(753,899)	(751,529)	(748,066)
Tangible assets	6,992,564	7,274,817	10,812,483	10,845,864	11,207,886
Stockholders’ equity	975,200	1,080,543	1,623,110	1,652,204	1,665,073
Goodwill and other intangibles	(432,258)	(452,698)	(753,899)	(751,529)	(748,066)
Tangible stockholders’ equity	542,942	627,845	869,211	900,675	917,007
Common stock outstanding at period end	83,927,572	91,121,531	129,709,834	129,769,569	130,006,926
Tangible equity as a % of tangible assets	7.76%	8.63%	8.04%	8.30%	8.18%
Tangible book value per share	$6.47	$6.89	$6.70	$6.94	$7.05

The following table shows the reconciliation of return on average tangible equity and core return on average tangible equity:
Average stockholders’ equity	$973,089	$1,031,809	$1,100,897	$1,639,458	$1,661,282
Average goodwill and other intangibles	(433,396)	(438,970)	(455,320)	(752,701)	(750,334)
Average tangible stockholders’ equity	539,693	592,839	645,577	886,757	910,948
Net income (loss)	17,004	16,778	(7,646)	24,193	32,791
Net income (loss), if annualized	67,462	68,044	(30,668)	95,983	130,095
Return on average tangible equity	12.50%	11.48%	(4.75)%	10.82%	14.28%
Core net income (see reconciliation on page 12)	19,615	18,501	21,361	32,035	33,525
Annualized core net income	77,820	75,032	85,679	127,095	133,007
Core return on average tangible equity	14.42%	12.66%	13.27%	14.33%	14.60%

The following table shows the reconciliation of return on tangible assets and core return on tangible assets:
Average assets	$7,340,332	$7,438,314	$8,049,220	$11,242,870	$11,622,621
Average goodwill and other intangibles	(433,396)	(438,970)	(455,320)	(752,701)	(750,334)
Average tangible assets	6,906,936	6,999,344	7,593,900	10,490,169	10,872,287
Net income (loss)	17,004	16,778	(7,646)	24,193	32,791
Net income (loss), if annualized	67,462	68,044	(30,668)	95,983	130,095
Return on average tangible assets	0.98%	0.97%	(0.40)%	0.91%	1.20%
Core net income (see reconciliation on page 12)	19,615	18,501	21,361	32,035	33,525
Annualized core net income	77,820	75,032	85,679	127,095	133,007
Core return on average tangible assets	1.13%	1.07%	1.13%	1.21%	1.22%

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
	12/31/2014	3/31/2015	6/30/2015	9/30/2015	12/31/2015
The following table shows the reconciliation of the core operating efficiency ratio:
Net interest income	$60,237	$58,867	$63,574	$93,354	$95,421
Non-interest income	13,957	14,010	13,857	18,802	16,081
Total net revenue	74,194	72,877	77,431	112,156	111,502
Tax equivalent adjustment on securities interest income	1,546	1,544	1,562	1,707	1,692
Net loss (gain) on sale of securities	43	(1,534)	(697)	(2,726)	121
Core total revenue	75,783	72,887	78,296	111,137	113,315
Non-interest expense	45,814	45,921	85,659	71,315	57,419
Merger-related expense	(502)	(2,455)	(14,625)	—	—
Charge for asset write-downs, banking systems conversion, retention and severance	(2,493)	(971)	(28,055)	—	—
Charge on benefit plan settlement	—	—	—	(13,384)	—
Amortization of intangible assets	(1,873)	(1,399)	(1,780)	(3,431)	(3,431)
Core non-interest expense	40,946	41,096	41,199	54,500	53,988
Core operating efficiency ratio	54.0%	56.4%	52.6%	49.0%	47.6%

The following table shows the reconciliation of core net income and core earnings per share:
Income (loss) before income tax expense	$25,380	$24,856	$(11,328)	$35,841	$48,583
Income tax expense (benefit)	8,376	8,078	(3,682)	11,648	15,792
Net income (loss)	17,004	16,778	(7,646)	24,193	32,791

Net loss (gain) on sale of securities	43	(1,534)	(697)	(2,726)	121
Merger-related expense	502	2,455	14,625	—	—
Charge for asset write-downs, banking systems conversion, retention and severance	2,493	971	28,055	—	—
Charge on benefit plan settlement	—	—	—	13,384	—
Amortization of non-compete agreements and acquired customer list intangible assets	859	660	991	961	961
Total charges	3,897	2,552	42,974	11,619	1,082
Income tax (benefit)	(1,286)	(829)	(13,967)	(3,777)	(348)
Total non-core charges net of taxes	2,611	1,723	29,007	7,842	734
Core net income	$19,615	$18,501	$21,361	$32,035	$33,525

Weighted average diluted shares	84,194,916	88,252,768	91,950,776	130,192,937	130,354,779
Diluted EPS as reported	$0.20	$0.19	$(0.08)	$0.19	$0.25
Core diluted EPS (excluding total charges)	0.23	0.21	0.23	0.25	0.26

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

	For the Year Ended
	December 31, 2014	December 31, 2015
The following table shows the reconciliation of return on average tangible equity and core return on average tangible equity:
Average stockholders’ equity	$952,126	$1,360,858
Average goodwill and other intangibles	(435,967)	(600,605)
Average tangible stockholders’ equity	516,159	760,253
Net income	$58,684	$66,114
Return on average tangible equity	11.37%	8.70%
Core net income (see reconciliation on page 14)	$66,663	$105,398
Core return on average tangible equity	12.92%	13.86%
The following table shows the reconciliation of return on tangible assets and core return on tangible assets:
Average assets	$7,090,442	$9,604,256
Average goodwill and other intangibles	(435,967)	(600,605)
Average tangible assets	6,654,475	9,003,651
Net income	58,684	66,114
Return on average tangible assets	0.88%	0.73%
Core net income	$66,663	$105,398
Core return on average tangible assets	1.00%	1.17%
The following table shows the reconciliation of the core operating efficiency ratio:
Net interest income	$232,349	$311,216
Non-interest income	52,179	62,751
Total net revenues	284,528	373,967
Tax equivalent adjustment on securities	6,010	6,503
(Gain) on sale of securities	(1,243)	(4,837)
Core total revenue	289,295	375,633
Non-interest expense	181,268	260,318
Merger-related expense	(890)	(17,079)
Charge for asset write-downs, banking systems conversion, retention, severance	(6,595)	(29,046)
Gain on sale of real estate and TRUPs redemption	1,637	—
Charge on benefit plan settlement	(1,486)	(13,384)
Amortization of intangible assets	(9,406)	(10,041)
Core non-interest expense	164,528	190,768
Core operating efficiency ratio	56.9%	50.8%

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

	For the Year Ended
	December 31, 2014	December 31, 2015

The following table shows the reconciliation of core net income and core earnings per share:
Income before income tax expense	$84,160	$97,949
Income tax expense	25,476	31,835
Net income	58,684	66,114

Net (gain) on sale of securities	(1,243)	(4,837)
Merger-related expense	890	17,079
Charge for asset write-downs, banking systems conversion, retention, severance	6,595	29,046
(Gain) on sale of real estate and TRUPs redemption	(1,637)	—
Charge on benefit plan settlement	1,486	13,384
Amortization of non-compete agreements	5,350	3,526
Total charges	11,441	58,198
Income tax (benefit)	(3,462)	(18,914)
Total non-core charges net of taxes	7,979	39,284
Core net income	$66,663	$105,398

Weighted average diluted shares	83,921,090	110,329,353
Diluted EPS as reported	$0.70	$0.60
Core diluted EPS (excluding total charges)	0.79	0.96